SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 12, 2004

Date of Report
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1100-112th Avenue NE, Suite 100, Bellevue, Washington 98004-4504

(Address of Principal Executive Offices) (Zip Code)

(425) 451-8060

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On January 12, 2004, Onyx Software Corporation issued a press release announcing the decision of Brent Frei to transition from his position as Chief Executive Officer. Mr. Frei will remain chairman of the board and Chief Executive Officer until his successor has been appointed. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release of Onyx Software Corporation dated January 12, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Dated: January 12, 2004	By:	/s/ BRIAN C. HENRY

Brian C. Henry
Chief Financial Officer and
Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Onyx Software Corporation dated January 12, 2004